UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2009, at the Extraordinary General Meeting In Lieu Of Annual General Meeting (the “Meeting”) of Vantage Drilling Company (the “Company”), among other things, the Company’s Memorandum and Articles of Association (the “Memorandum”) was amended (the “Amendments”) to: (i) authorize the Company’s Board of Directors (the “Board”) to issue preferred shares from time to time in one or more classes or series, with such rights, preferences and restrictions as are fixed by the Board, (ii) increase the minimum shareholder threshold necessary to call an extraordinary general meeting of shareholders from 10% to 33 1/3% of all of the Company’s outstanding ordinary shares, (iii) make certain other amendments to the Memorandum, and (iv) amend and restate the Memorandum. The amended and restated Memorandum was effective upon the approval of the Amendments by the shareholders at the Meeting. The foregoing summary is qualified in its entirety by reference to the amended and restated Memorandum, which is attached as Exhibit 3.1 hereto and incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

3.1	Amended and Restated Memorandum and Articles of Association of Vantage Drilling Company effective December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE DRILLING COMPANY

Dated: December 28, 2009	/S/ CHRIS E. CELANO
Chris E. Celano
General Counsel

Exhibit Index

3.1	Amended and Restated Memorandum and Articles of Association of Vantage Drilling Company effective December 21, 2009.